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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Registration Statement on Form S-4 of Coast Hotels and Casinos, Inc. of our report dated February 5, 1999, except for Note 15 as to which the date is March 4, 1999 relating to the financial statements of Coast Hotels and Casinos, Inc. and our report dated February 5, 1999, except for Note 2 as to which the date is March 4, 1999 relating to the financial statements of Coast Resorts, Inc. (parent company only), which appear in such Registration Statement.

PricewaterhouseCoopers LLP

Las Vegas, Nevada
May 26, 1999